ITEM 77E  LEGAL PROCEEDINGS
Since October 2003 Federated
and related entities
 collectively
Federated and
various Federated
funds Funds
 have been named
as defendants in
several class action
lawsuits now pending
in the
United States District
Court for the District
 of Maryland The lawsuits
were purportedly filed on
 behalf of
people who purchased
owned andor redeemed
shares of Federated
sponsored mutual funds
during
specified periods beginning
November 1 1998 The suits
are generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including market timing and
late trading in concert
with certain institutional
traders which allegedly
caused financial injury to
the mutual fund
shareholders These lawsuits
began to be filed shortly
after Federateds first
public announcement that it
had received requests for
information on shareholder
trading activities in the
Funds from the SEC the
Office of the New York State
Attorney General NYAG
and other authorities In
that regard on
November 28 2005 Federated
announced that it had reached
final settlements with the
SEC and the
NYAG with respect to those
matters Specifically the
SEC and NYAG settled
proceedings
against three
Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading The SEC
made findings that Federated
Investment Management Company
FIMC an SECregistered
investment adviser to various
Funds and Federated Securities
Corp an SECregistered
brokerdealer
and distributor for the Funds
violated provisions of the
Investment Advisers Act and
Investment
Company Act by approving but
not disclosing three market
timing arrangements or the
associated
conflict of interest between
FIMC and the funds involved
in the arrangements either
to other fund
shareholders or to the funds
board and that Federated
Shareholder Services Company
formerly an SEC
registered transfer agent
failed to prevent a customer
and a Federated employee from
late trading in
violation of provisions of the
Investment Company Act The NYAG
found that such conduct violated
provisions of New York State
law Federated entered into the
settlements without admitting
or denying
the regulators findings As
Federated previously reported
in 2004 it has already paid
approximately $80
million to certain funds as
determined by an independent
consultant As part of these
settlements
Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
amount of an
additional 72 million and
among
other
things agreed that it would
not
serve
as
investment adviser to
any registered investment
company
unless
i at least 75 of the
funds
directors
are independent of
Federated ii the chairman of
each
such
fund is independent of Federated
iii
no
action may be taken
by the funds board or any
committee
thereof
unless approved by a majority
of the
independent trustees
of the fund or committee
respectively
and
iv the fund appoints a senior
officer
who reports to the
independent trustees and is
responsible
for monitoring compliance by
the
fund
with applicable laws and
fiduciary duties and for
managing
the
process by which management
fees
charged to a fund are
approved The settlements are
described in Federateds
announcement
which along with previous
press
releases and related
communications
on those matters is
available in the
About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have
also
been
named as defendants in several
additional
lawsuits the
majority of which are now
pending in
the United States District
Court for
the Western District of
Pennsylvania alleging among
other
things excessive advisory
and Rule
12b1 fees
The board of the Funds has
retained
the law firm of Dickstein
Shapiro LLP
to represent the Funds in
these lawsuits Federated
and the
Funds
and their respective
counsel are
reviewing
the allegations and
intend to defend this
litigation
Additional
lawsuits based upon
similar allegations
may be
filed in the
future The potential
impact of these
lawsuits
all of which seek unquantified
damages attorneys
fees
and expenses and future
potential
similar suits
is uncertain Although we
do not
believe that
these
lawsuits will have a material
adverse effect
on the Funds there can be no
assurance that
these suits
ongoing adverse publicity andor
other
developments resulting from the
regulatory
investigations will
not result in increased Fund
redemptions
reduced sales of Fund shares
or other
adverse
consequences
for the Funds